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                                 Exhibit 23 (i)

                               Opinion of Counsel

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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com

                                December 22, 1999

CCM Partners
44 Montgomery Street, Suite 2100
San Francisco, California 94104

Attn: Mr. Stephen C. Rogers

     Re:  California Investment Trust (the "Registrant")

Ladies and Gentlemen:

     We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the following series of California Investment Trust: California Tax-Free Income Fund, California Insured Intermediate Fund and California Tax-Free Money Market Fund.

     The Prior Opinion was filed as an exhibit to Form 24F-2 filed with the Commission on October 30, 1996.

                                        Very truly yours,

                                        Paul, Hastings, Janofsky & Walker LLP